Exhibit 10.7

Exhibit A

DRIBBLE OUT AGREEMENT

This AGREEMENT (the “Agreement”), effective as of 16/05, 2016 (the “Effective Date”) by UPAY, Inc., a Nevada corporation (the “Company”), and Fourier, Inc., a South African corporation (“Fourier). The Company and Fourier are referred to collectively herein as the “Parties”.

WHEREAS, Fourier has entered into a Software Services Agreement with the Company, whereby the Company will pay 1,800,000 restricted common stock shares of the Company in the denominations specified in the Software Services Agreement and otherwise pursuant to the terms of said agreement.

WHEREAS, pursuant to the terms of this Agreement, Agreement, Fourier has agreed to limit their common stock sales (the “Lock Up Shares” or the “Securities”).

NOW, THEREFORE, in exchange for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

(1) “Dribble-Out” Agreement.

(a)  The above clauses of this Agreement are incorporated herein as terms of this Agreement.

(b)  Pursuant to the Software Services Agreement the Company shall pay Fourier 1,800,000 restricted common stock shares (the “Shares”) of the Company (the “Stock Compensation”) to be issued, as follows: (i) 1,000,000 shares (the “1,000,000 Shares”) recorded in book entry at the Company’s transfer agent upon completion of 2(b) of the Software Services Agreement and written acknowledgement by the Company that 2(b) has been completed to the Company’s satisfaction and implementation of 2(b) has been completed; and (ii) 800,000 shares the (the “800,000 Shares) recorded in book entry at the Company’s transfer agent to be recorded only upon completion of upon completion of 2(c) of the Software Services Agreement and written acknowledgement by the Company that 2(c) has been completed to the Company’s satisfaction and implementation of 2(c) has been completed. The Company will determine in is sole discretion whether Fourier has adequately completed 2(b) and 2(c) of the Software Services Agreement and implementation of 2(b) and 2(c) has been completed.

(c)  Lock Up Shares. The 1,000,000 Shares and the 800,000 Shares shall be locked up for a period of two years from issuance of the 1,000,000 Shares and the 800,000 Shares, respectively.

2. Dribble Out. Fourier agrees not to sell during each quarter after the lock-up period more than 10% of its shares then held and not more than 3,000 shares per day. Further, in accordance with the terms and conditions set forth in this Agreement:

(a)	Fourier hereby agrees that, except as permitted under sections (b) and (c) below, during the Dribble Out Period (such period as defined in (c) below), that Fourier will sell their shares only according to 1(b) and 1(c) and will not otherwise sell their shares without the express written consent of the Company, as follows:

(i)  Sell any of the Lock Up Shares or other securities of the Company that Fourier may acquire.

(ii)  Transfer, assign or otherwise dispose of any of the Lock Up Shares.

(iii)  Pledge, hypothecate, mortgage, encumber or otherwise create a lien on or pertaining to any of the Lock-Up Shares.

(iv)  Loan to any person or entity any of the Lock Up Shares or other of the Company’s securities.

(v)  Sell short the Lock Up Shares or otherwise affect short sales pertaining to any Lock Up Shares or other of the Company’s securities

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(vi)  Acquire a put option or grant a call option with respect to any of the Company’s shares or other securities.

(vii)  Enter into any agreement, arrangement, or otherwise concerning or directly or indirectly pertaining to any of the foregoing transactions, or otherwise facilitate any other person or agent conducting any of the foregoing transactions.

(b)	For purposes of this Section, the Dribble Out Period shall mean the period beginning on the date as provided for in 1(b) and 1(c), respectively, and ending twenty-four (24) months thereafter (the “Dribble Out Period”). The Company’s Board of Directors by corporate resolution or Board meeting shall approve this Agreement in form and substance on or before the Effective Date.

(c)	Notwithstanding the foregoing, provided that the Company agrees in writing, Fourier may transfer the Company’s securities without payment or other consideration: (i) if Fourier’s principal(s) is an individual, to any family member, (ii) to any direct or indirect parent or subsidiary or. In each such case of transfer, assuming the Company agrees to the transfer in writing, the transferee will be required to execute a Dribble Out Agreement and no transfer shall be effective or need be recognized by the Company until receipt of an executed counterpart of this Agreement by the transferee.

(d)	Fourier further agrees that before and after termination of the Dribble Out Period, Fourier will comply with all securities laws, rules and regulations when purchasing or reselling the Company’s securities, including, without limitation, those prohibiting sales and purchases of securities while in possession of material nonpublic information or that otherwise are in violation of the insider trading rules promulgated by the Securities and Exchange Commission, and requiring the filing of accurate and truthful insider reports with the Securities and Exchange Commission.

(e)	The certificate for the Lock Up Shares of Fourier shall have a legend in form and substance acceptable to the Company referring to the restrictions of this Agreement and the Company may instruct the Company’s transfer agent to stop any transfer of any securities in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction.

(f)	The provisions of this Section shall continue in effect after the Lock Up Shares are registered pursuant to any Registration Statement filed under the Securities Act of 1933, as amended.

(g)	Stop Transfer Instructions. Fourier agrees that the Company may issue instructions to its transfer agent that prohibits transfer in violation of this Agreement.

(h)	Voting of Securities. Fourier shall maintain voting rights attached to the Lock Up Shares.

(2)  The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

(3)  This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Texas, as such laws are applied by the Texas courts to agreements entered into and to be performed in Texas, and shall be binding upon Fourier, the Fourier’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

(4)  Fourier agrees not to transfer or assign this Agreement, or any of Fourier’s interest herein, without the express written consent of the Company.

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(5)  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. Only a writing executed by all parties hereto may amend this Agreement. This Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UPAY, INC.

By:	/s/ Jaco Folscher
Jaco Folscher, President

FOURIER, INC.

By:	/s/ Willem Johannes Jacobus
Willem Johannes Jacobus Raubenheimer President

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